Exhibit 10.1

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

Between

VERASTEM, INC.

and

S*BIO PTE LTD.

Dated as of May 10, 2012

i

Schedules

Purchase Price Allocation	Schedule 5.06
Acquired Patents	Schedule A

Exhibits

Patent Assignment	Exhibit A
Lead Compound Structure	Exhibit B
[**] and [**] Patents	Exhibit C
Seller’s Knowledge Representatives	Exhibit D
Buyer’s Knowledge Representatives	Exhibit E

ii

This Asset Purchase Agreement (this “Agreement”) is entered into as of May 10, 2012, by and between Verastem, Inc., a Delaware corporation (“Buyer”), and S*Bio Pte Ltd, a company organized under the laws of Singapore (“Seller”).

INTRODUCTION

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain assets of Seller and its Subsidiaries upon the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Acquired Assets

SECTION 1.01  The Acquisition.  On the terms and subject to the conditions of this Agreement, at the Closing Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Seller, all the right, title and interest, as of the Closing, of Seller and any of its Subsidiaries in, to and under the Acquired Assets, free and clear of all Liens, for (a) an aggregate upfront payment of $350,000 (the “Upfront Payment”), payable as set forth in Section 2.02(c), (b) the contingent right to potentially receive the Contingent Consideration, on the terms and subject to the conditions set forth in Section 1.04, and (c) the assumption of the Assumed Liabilities (the “Purchase Price”).  The purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities are referred to in this Agreement as the “Acquisition”.

SECTION 1.02  Acquired Assets and Excluded Assets.

(a)                                 The term “Acquired Assets” means the following:

(i)                                     all of the Acquired Compounds;

(ii)                                  all Acquired Patents, all inventions claimed therein, and all Program Know-How, including all copyrights in the Program Know-How and all tangible embodiments of Program Know-How (collectively the “Assigned Intellectual Property”), and the right to sue and collect damages related thereto for past, present and future infringement of any of the foregoing;

(iii)                               all Patent Files with respect to the Acquired Patents (the “Acquired Patent Files”);

(iv)                              all laboratory notebooks or portions thereof, to the extent relating to the Acquired Compounds (or true and complete copies thereof) (such notebooks or portions, the “Acquired Notebooks”);

(v)                                 all of Seller’s and any of its Subsidiaries’ inventory of [**] and any other Acquired Compounds as of the Closing Date (the “Acquired Inventory”); and

(vi)                              all rights and claims to the extent relating to the items described in paragraphs (i) through (v) of this Section 1.02(a) or to any Assumed Liability, and all Guarantees, warranties, indemnities and similar rights in favor of Seller to the extent related to any such Acquired Asset or any Assumed Liability.

(b)                                 The term “Excluded Assets” means:

(i)                                     all assets and properties of Seller or its Subsidiaries of whatever kind and nature not specifically described in Section 1.02(a);

(ii)                                  all rights of Seller under this Agreement and the Ancillary Agreements;

(iii)                               all cash, cash equivalents, accounts receivable, marketable securities and intercompany accounts receivable of the Seller;

(iv)                              all minute books, stock books, Tax returns and similar corporate records of the Seller;

(v)                                 all assets (including Intellectual Property) of the Seller used in the Seller’s other businesses and programs, including Seller’s [**], other than the Acquired Assets;

(vi)                              all rights under insurance policies, including all claims, refunds and credits due or to become due under such policies; and

(vii)                           any refund of Taxes of the Seller attributable to any taxable period (or portion thereof) that ends on or before the Closing Date.

SECTION 1.03  Assumption of Certain Liabilities.

(a)                                 Upon the terms and subject to the conditions of this Agreement, Buyer shall assume, effective as of the Closing, and from and after the Closing Buyer shall pay, perform and discharge, all of the following obligations and liabilities of the Seller, whether express or implied, liquidated, absolute, accrued, matured, unmatured, contingent or otherwise, known or unknown (the “Assumed Liabilities”):

(i)                                     all liabilities and obligations arising out of or relating to the ownership or use of the Acquired Assets, in each case relating to or arising from any fact, circumstance, occurrence, condition, act or omission existing (x) on or occurring prior to the Closing (except, in each case, to the extent arising out of or relating to (A) any breach by Seller or any of its Subsidiaries of, or nonperformance by Seller or any of its Subsidiaries under, any Contract prior to the Closing, or (B) any violation of Law by

Seller or any of its Subsidiaries prior to the Closing) or (y) following the Closing, other than due to a breach by Seller under this Agreement;

(ii)                                  all liabilities and obligations for Taxes (x) related to the Acquired Assets or the operation of the Acquired Assets that are attributable to any taxable period (or portion thereof) beginning after the Closing Date or (y) which are the responsibility of Buyer under Section 5.07; and

(iii)                               any other liabilities or obligations which the Buyer specifically assumes pursuant to the terms of this Agreement.

(b)                                 Notwithstanding any other provision of this Agreement or any Ancillary Agreement to the contrary, and regardless of any disclosure to Buyer, Buyer shall not assume or be liable for any liability, obligation or commitment of Seller or any of its Subsidiaries of any kind (whether express or implied, liquidated, absolute, accrued, matured, unmatured, contingent or otherwise (including any liability, obligation or commitment based on any theory of successor liability) or known or unknown) other than the Assumed Liabilities (the “Excluded Liabilities”).  The Excluded Liabilities, which shall be retained and paid, performed and discharged when due by Seller, include the following:

(i)                                     any liability, obligation or commitment of Seller or any of its Subsidiaries that relates to, or that arises from, any Excluded Asset, or that arises from the distribution to or ownership by Seller or any of its Subsidiaries of any Excluded Asset, or that is associated with the realization of the benefits of any Excluded Asset, whether accruing prior to, at or after the Closing;

(ii)                                  any liability, obligation or commitment of Seller or any of its Subsidiaries relating to or arising from any actual or alleged breach by Seller or any of its Subsidiaries of, or nonperformance by Seller or any of its Subsidiaries under, any Contract prior to the Closing;

(iii)                               (A) any Taxes of Seller, (B) any Taxes related to the Acquired Assets that were incurred in or are attributable to any taxable period (or portion thereof) ending on or before the Closing Date, (C) any Taxes of another person for which Seller is liable, including Taxes for which Seller is liable by reason of Treasury Regulations Section 1.1502-6 (or any comparable or similar provision of U.S. federal, state, local, Singapore or other Law), being a transferee or successor, any contractual obligation or otherwise, and (D) any income, withholding, transfer, sales, use or other Taxes arising in connection with the consummation of the transactions contemplated by this Agreement (including any income or withholding Taxes arising as a result of the transfer by Seller to Buyer of the Acquired Assets);

(iv)                              any liability, obligation or commitment for fees and expenses incurred by Seller or any of its Subsidiaries (including the fees and expenses of legal counsel, and fees and expenses of any accountant, auditor, broker, financial advisor or consultant retained by or on behalf of Seller or any of its Subsidiaries) arising from or in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby;

(v)                                 any liability, obligation or commitment of Seller or any of its Subsidiaries to any of their respective Affiliates;

(vi)                              any Indebtedness of Seller or any of its Subsidiaries;

(vii)                           any liability, obligation or commitment of Seller or any of its Subsidiaries relating to (A) the employment or termination of employment (including termination in connection with the transactions contemplated hereby) with Seller or any of its Subsidiaries of any current or former director, officer, employee, contractor or consultant of Seller or any of its Affiliates or (B) any Benefit Plan or Benefit Agreement; and

(viii)                        any Controlled Group Liability with respect to Seller or any Commonly Controlled Entity.

(c)                                  Seller shall take all actions necessary to ensure that Buyer shall acquire the Acquired Assets free and clear of all liabilities, obligations and commitments of Seller and its Subsidiaries, other than the Assumed Liabilities, and free and clear of all Liens.

SECTION 1.04  Contingent Consideration.

(a)                                 Milestone Contingent Payments.

(i)                                     Buyer shall pay Seller the Milestone Contingent Payment below after the first achievement of the associated Milestone Event below by any Selling Person:

“Milestone Event”	“Milestone Contingent Payment”
(A) [**]	$	[**]
(B) [**]	$	[**]
(C) [**]	$	[**]
(D) [**]	$	[**]
(E) [**]	$	[**]

“Milestone Event”	“Milestone Contingent Payment”
(F) [**]	$	[**]
(G) [**]	$	[**]
(H) [**]	$	[**]
(I) [**]	$	[**]

For the sake of clarity, each Milestone Contingent Payment is payable only once with respect to the first achievement of the relevant Milestone Event.  In no event shall all Milestone Contingent Payments, in the aggregate, total more than $20,950,000.

(ii)                                  The relevant Milestone Contingent Payment shall be payable as follows:

(A)                               within [**] Business Days after achievement of the corresponding Milestone Event, if such Milestone Event is first achieved by Buyer or any of its Affiliates; or

(B)                               within [**] days after achievement of the corresponding Milestone Event, if such Milestone Event is first achieved by a Selling Person other than Buyer or any of its Affiliates.

(b)                                 Sales-Based Contingent Payments.

(i)                                     Subject to Sections 1.04(b)(ii) and 1.04(b)(iii), Buyer shall pay Seller the following tiered Sales-Based Contingent Payments on Annual Net Sales of each Product, on a Product-by-Product basis, in each calendar year at the incremental rates set forth below:

Annual Net Sales Tiers:	“Sales-Based Contingent Payments”
The portion of Annual Net Sales which is less than or equal to $[**]	[**]% of such portion of Annual Net Sales
The portion of Annual Net Sales which is greater than $[**], but less than or equal to $[**]	[**]% of such portion of Annual Net Sales

Annual Net Sales Tiers:	“Sales-Based Contingent Payments”
The portion of Annual Net Sales which is greater than $[**]	[**]% of such portion of Annual Net Sales

(ii)                                  Sales-Based Contingent Payment Period.  Sales-Based Contingent Payments shall be payable with respect to Net Sales of a Product in a country during the applicable Sales-Based Contingent Payment Period for such Product in such country.  Buyer shall pay the relevant Sales-Based Contingent Payment within [**] days after the end of each Calendar Quarter during the applicable Sales-Based Contingent Payment Period; provided, however, that, to the extent that any Sales-Based Contingent Payment is due based on Annual Net Sales by a Selling Person other than Buyer or any of its Affiliates, Buyer may pay the relevant portion of such Sales-Based Contingent Payment within [**] days after the end of the relevant Calendar Quarter during the applicable Sales-Based Contingent Payment Period.

(iii)                               Required Third Party Payments.  If a Selling Person obtains a license under any Patent Right owned or controlled by a third party (other than another Selling Person) that would, in the absence of such license, be infringed by the manufacture, use, sale, offer for sale or importation of the Acquired Compound contained in a Product in a country (but excluding any such Patent Right which covers only the formulation or method of manufacture of such Acquired Compound), then fifty percent (50%) of the royalties actually paid to such third party with respect to sales of such Product in such country (such fifty percent (50%) portion, the “Stacking Payments”) may be deducted from the Sales-Based Contingent Payments due to Seller with respect to such Product in such country; provided, however, that in no event shall the Sales-Based Contingent Payments due pursuant to Section 1.04(b)(i) (subject to Section 1.04(b)(ii)) in any Calendar Quarter be reduced by more than fifty percent (50%) as a result of any and all such Stacking Payments in the aggregate.  In the event that the Selling Persons may not fully deduct the Stacking Payments as a result of the proviso in the immediately preceding sentence, the Selling Persons may carry forward any remaining portion of the Stacking Payments to be credited to future Calendar Quarters, subject, in each future Calendar Quarter, to the proviso in the immediately preceding sentence.

(c)                                  Payment Satisfaction.

(i)                                     The obligation of Buyer to pay the Contingent Consideration hereunder may be satisfied by any of Buyer, any of its Affiliates or any Selling Person; provided, however, that, except as provided in Section 1.04(c)(iii), Buyer shall remain liable on a primary basis for such payment obligations.

(ii)                                  All Contingent Consideration shall be paid in Dollars by wire transfer to an account designated in advance by Seller.

(iii)                               Buyer shall not assign, convey or transfer Buyer’s rights in all or substantially all the Acquired Assets and all of Buyer’s rights and obligations under this Agreement, following the Closing Date, to any Person, unless either:

(A)                               this Agreement is concurrently assigned in its entirety to such Person (whether by operation of Law or otherwise) such that Seller is in privity of contract with such Person, in which case, following notice thereof to Seller, Buyer shall have no further obligations under this Agreement and such Person shall be deemed to be the “Buyer” hereunder; or

(B)                               such Person has expressly assumed the obligation to pay all Contingent Payments when due and the obligation to perform every other duty and covenant of Buyer under this Agreement, provided that Buyer shall remain liable for the payment of all Contingent Payments when due and the performance of every duty and covenant of Buyer under this Agreement.

For the sake of clarity, the foregoing shall not apply to any license by Buyer of rights under any or all of the Acquired Assets.

(d)                                 Diligence.  From and after the Effective Date, Buyer shall, and shall cause each Selling Person with rights to a Product to, use Commercially Reasonable Efforts to achieve the Milestone Events that have then not been achieved as to which such rights are applicable and, during the term of any Sales-Based Contingent Payment Period with respect to an Product in a country, to commercialize such Product in such country.

(e)                                  Reporting.

(i)                                     Buyer shall provide Seller, by March 31st of each calendar year, with written summaries of the efforts of the Selling Persons to achieve each of the Milestone Events with respect to which the relevant Milestone Contingent Payment has not yet been paid.  Within [**] days after receipt of such summary, if the Seller requests a meeting with representatives of Buyer to discuss such report, Buyer shall use its commercially reasonable efforts to make available for such a meeting (which meeting shall be by teleconference for a reasonable period of time) a reasonable number of those of its employees and representatives as are responsible for the applicable activities set forth in such summaries.  In no event shall Buyer be required to make any such employees or representatives available for more than [**] per calendar year.  In no event shall Buyer or any such employee or representative be required to disclose to Seller any information not otherwise required to be disclosed by Buyer pursuant to this Agreement and Seller shall retain all such information in confidence in accordance with Section 5.01.

(ii)                                  Buyer shall provide written notice to Seller of the first achievement of any of the Milestone Events as follows:

(A)                               within [**] Business Days after achievement of such Milestone Event, if such Milestone Event is first achieved by Buyer or any of its Affiliates; or

(B)                               within [**] days after achievement of such Milestone Event, if such Milestone Event is first achieved by a Selling Person other than Buyer or any of its Affiliates.

(iii)                               During the Sales-Based Contingent Payment Period, Buyer shall deliver to Seller, within [**] days after the end of each Calendar Quarter, a written report indicating, on a Product-by-Product and country-by-country basis, gross sales and Net Sales, the calculation of Sales-Based Contingent Payments with respect thereto (including deductions, itemized by major category) and the prices and the number of units of Product sold, each determined in accordance with GAAP; provided, however, that if, under the agreement between Buyer or its Affiliate and any Selling Person other than Buyer or its Affiliates, such Selling Party is not obligated to disclose to Buyer or its Affiliate all of the items of information listed above, then Buyer’s obligation shall be to provide Seller with the same information that such Selling Person provides to Buyer or its Affiliate.  Such amounts shall be expressed in Dollars, and such reports shall include the rates of exchange used to convert to Dollars from the currency in which such sales were made or payments received.

(iv)                              During the Contingent Payment Period and for [**] years thereafter, Buyer shall, and shall cause each of the other Selling Persons to, keep such complete and accurate books and records as may be reasonably necessary to ascertain the amounts of any Contingent Consideration owed hereunder.  This Section 1.04 does not require Buyer or any other Selling Person to maintain any such record for more than [**] calendar years.

(v)                                 During the Contingent Payment Period and for [**] years thereafter, upon the written request of Seller, Buyer shall permit an independent public accountant (an “Accountant”) selected by Seller, reasonably satisfactory to Buyer and subject to reasonable confidentiality obligations to Buyer, to have reasonable access upon reasonable prior notice and during normal business hours, but no more than [**] during any calendar year, to review Buyer’s financial records specified in Section 1.04(e)(iv) for the purpose of determining the accuracy of the reports described in Sections 1.04(e)(i), (ii) or (iii) (an “Audit”).  In addition, Buyer shall either (A) require each other Selling Person to permit an Accountant selected by Seller, reasonably satisfactory to Buyer and such Selling Person and subject to reasonable confidentiality obligations to such Selling Person, to have reasonable access during the Contingent Payment Period and for [**] thereafter, upon reasonable prior notice and during normal business hours, upon the written request of Seller but no more than [**] during any calendar year, to review such Selling Person’s financial records specified in Section 1.04(e)(iv) for the purpose of conducting an Audit, or (B) upon the written request of Seller but no more than [**] during any calendar year, conduct, or have an Accountant selected by Buyer, reasonably satisfactory to Seller and such Selling Person and subject to reasonable confidentiality obligations to such Selling Person, conduct an Audit upon reasonable prior notice and during normal business hours of such Selling Person, to review such Selling Person’s financial records specified in Section 1.04(e)(iv) for the purpose of conducting an Audit.  Seller shall have no right to obtain any books or records of any Selling Person.  The Accountant’s report of any Audit shall be provided concurrently to Seller and Buyer.  A

Selling Person’s financial records shall not be subject to audit more than [**] by Seller, unless after an accounting period has been audited by Seller, such Selling Person restates its financial results for such accounting period, in which event Seller may conduct [**] of such records in accordance with this Section 1.04(e)(v).  Buyer or Seller shall, if necessary, promptly pay to the other party any amount underpaid or overpaid, respectively, as reflected in the results of such Audit.  Seller shall bear (and with respect to any Audit described in clause (B) above, reimburse Buyer within [**] days after receipt of an invoice for) the full cost of such Audit, unless such Audit discloses an underpayment by Buyer of five percent (5%) or more of the amount of Sales-Based Contingent Payments due under this Agreement in any calendar year covered by such Audit, in which case Buyer shall bear the full cost of Seller’s reasonable out-of-pocket expenses for such Audit.

(f)                                   Payment Period.  The obligations of Buyer with respect to the Milestone Events and Milestone Contingent Payments, including the obligations under Sections 1.04(d) with respect to the Milestone Events and the obligations under Sections 1.04(e)(i) and 1.04(e)(ii), shall terminate on expiration of the Contingent Payment Period, if not earlier satisfied.

(g)                                  Overdue Payments.  Any Contingent Payment not paid when due shall bear interest from the due date until the date of payment thereof at the rate of the one-month London Interbank Offered Rate (“LIBOR”) as quoted in The Wall Street Journal (or if it no longer exists, a similarly authoritative source) plus three hundred (300) basis points; provided, that interest shall not accrue at a rate that exceeds the maximum rate permitted by applicable law.  The payment of such interest shall not limit Seller from exercising any other rights it may have as a consequence of the lateness of any payment.

(h)                                 Payment in US Dollars.  All payments hereunder shall be payable in U.S. dollars.  With respect to each Calendar Quarter, for countries other than the United States, whenever conversion of payments from any foreign currency shall be required, such conversion shall be made at the rate of exchange used throughout the accounting system of the Selling Person for such Calendar Quarter.

SECTION 1.05  Withholding.  Buyer will be entitled to deduct and withhold from the amounts otherwise payable by it pursuant to this Agreement to any Person, such amounts as it is legally required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law, and to collect any necessary Tax forms, including Forms W-8 or W-9, as applicable, or any similar information, from Seller and any other recipients of payments hereunder and shall timely pay such Taxes to the proper Tax authority and send proof of payment to Seller within [**] days following such payments.  In the event that any amount is so deducted and withheld, and properly remitted, such amount will be treated for all purposes of this Agreement as having been paid to the Person to whom the payment from which such amount was withheld was made.

ARTICLE II

The Closing

SECTION 2.01  Closing.  The closing of the Acquisition (the “Closing”) shall take place at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, USA, at 10:00 a.m. Boston time immediately following the execution and delivery of this Agreement by Buyer and Seller.  The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

SECTION 2.02  Transactions to be Effected at the Closing.  The parties hereby acknowledge and agree that the following actions have been taken or are being taken concurrently with the Closing and as a condition thereof, in each case in the form and pursuant to the method as Buyer shall reasonably specify:

(a)                                 Acquired Assets.  The transfer, sale, conveyance and assignment of the Acquired Assets shall be effectuated by the execution and delivery at the Closing by Buyer and Seller of one or more bills of sale and one or more patent assignment documents (including a patent assignment in the form attached as Exhibit A), together with any reasonably necessary declarations or other filings, and such other instruments of transfer, conveyance and assignment as may be required under applicable Law or as Buyer shall reasonably request to vest in Buyer good and valid title to the Acquired Assets, in form and substance reasonably acceptable to Seller and Buyer (all such documents that are executed and delivered by Seller in connection with the Closing, the “Ancillary Agreements”).

(i)                                     On the Closing Date, Seller shall instruct Seller’s patent counsel in writing that Buyer is the sole owner of the Acquired Patents and the Acquired Patent Files held by Seller’s patent counsel and that Seller’s patent counsel should henceforth take instructions in respect of the Acquired Patents and the Acquired Patent Files solely from Buyer.

(ii)                                  As promptly as practicable, and in any event within [**], following the Closing, Seller shall deliver to Buyer, at such address as Buyer specifies in writing to Seller at Closing, copies of those portions of Seller’s and any of its Subsidiaries’ chemistry and biology laboratory notebooks that constitute part of the Acquired Notebooks, at Buyer’s expense for shipping and handling costs.

(iii)                               On or within [**] following the Closing, Seller shall ship the Acquired Inventory to Buyer at such address as Buyer specifies in writing to Seller at Closing, at Buyer’s expense for shipping and handling costs.

(iv)                              Except as set forth above regarding Acquired Patent Files and Acquired Notebooks, on or promptly after Closing, Seller shall also deliver to Buyer, at such address as Buyer specifies in writing to Seller at Closing, any electronic files and original documents (or, if no originals exist and Seller or its Subsidiaries only have copies thereof, such copies) that, in each case, are within the Acquired Assets, at Buyer’s expense for shipping and handling costs.

(b)                                 Assumed Liabilities.  Seller shall assign and transfer to Buyer, and Buyer shall assume, the Assumed Liabilities by the execution and delivery at the Closing by Buyer and Seller of one or more Ancillary Agreements; provided that the terms of such instruments shall not result in an increase in the obligations of Buyer beyond those expressly set forth in this Agreement.

(c)                                  Payment of Upfront Payment.  Buyer shall deliver in cash, by wire transfer to Seller, an amount equal to the Upfront Payment.

ARTICLE III

Representations and Warranties of Seller

Except as set forth in the disclosure schedule (with specific references to the section of this Agreement to which the information stated in such disclosure relates) delivered by Seller to Buyer (the “Disclosure Schedule”), Seller hereby represents and warrants to Buyer as follows:

SECTION 3.01  Organization, Standing and Power.  Seller and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.  Seller and each of its Subsidiaries has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted.  Seller has delivered to Buyer true and complete copies of its charter, by-laws and other organizational documents, in each case as amended through the date of this Agreement.  There is no predecessor entity of Seller or any of its Subsidiaries, and neither Seller nor any of its Subsidiaries is the surviving entity resulting from any merger.

SECTION 3.02  Authority; Execution and Delivery; Enforceability.  Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to consummate the Acquisition and the other transactions contemplated hereby and thereby and to comply with the provisions hereof and thereof.  The execution and delivery by Seller of this Agreement and the Ancillary Agreements to which it is a party, the consummation by Seller of the Acquisition and the other transactions contemplated hereby and thereby and the compliance by Seller with the provisions hereof and thereof have been duly authorized by all necessary corporate action.  The Board of Directors has declared that it is in the commercial interests of the Seller to enter into the Acquisition and approved the Acquisition and the terms of, and the transactions contemplated by, this Agreement.  Seller has duly executed and delivered this Agreement and each Ancillary Agreement to which it is a party, and, assuming the due authorization, execution and delivery by Buyer, this Agreement and the Ancillary Agreements to which Seller is a party constitute its legal, valid and binding obligation, enforceable against it in accordance with their terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles.

SECTION 3.03  No Conflicts; Consents.  The execution and delivery by Seller of this Agreement and each Ancillary Agreement to which it is a party, the consummation of the

Acquisition and the other transactions contemplated hereby and thereby and compliance by Seller with the terms hereof and thereof do not and will not conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any other Person under, or result in the creation of any Lien upon any of the Acquired Assets under, (a) any provision of the charter or by-laws of Seller or any of its Subsidiaries, (b) any Contract to which Seller or any of its Subsidiaries is a party or by which any of the Acquired Assets are bound or (c) any injunction, judgment, order, decree or ruling (“Judgment”) or statute, law (including common law), ordinance, rule or regulation (“Law”) applicable to Seller or any of its Subsidiaries or any of their respective properties or assets (including any Acquired Asset).  No consent, approval, license, permit, order or authorization (“Consent”) of, or registration, declaration or filing with, any Federal, state or local, domestic or foreign, government or any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a “Governmental Entity”) is required to be obtained or made by or with respect to Seller or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any Ancillary Agreement, the consummation of the Acquisition or the other transactions contemplated hereby or thereby (alone or in combination with any other event) or the compliance with the provisions hereof or thereof.

SECTION 3.04  Contracts.

(a)                                 Neither Seller nor any of its Subsidiaries is a party to or bound by:

(i)                                     a Contract granting a Lien upon any Acquired Asset;

(ii)                                  a Contract containing a covenant not to compete or other similar restriction that may limit, in any respect, the use of any Acquired Asset by Buyer after Closing;

(iii)                               a Contract containing any provisions (A) prohibiting or imposing any restrictions on the assignment of all or any portion of the Acquired Assets to Buyer or (B) having the effect of providing that the consummation of any of the transactions contemplated by this Agreement or the Ancillary Agreements (alone or in combination with any other event) or the execution and delivery of this Agreement or the Ancillary Agreements (alone or in combination with any other event) will conflict with, result in a violation or breach of, or constitute a default under (with or without notice or lapse of time, or both), such Contract or give rise under such Contract to any right of, or result in, a termination, right of first refusal, amendment, revocation, cancelation or acceleration, or loss of benefit, or the creation of any Lien in or upon any of the Acquired Assets, or to any increased, guaranteed, accelerated or additional rights or entitlements of any Person; or

(iv)                              a Contract other than as set forth above that restricts the use or operation of the Acquired Assets.

SECTION 3.05  Title to Assets.  Other than Assigned Intellectual Property that is covered by Section 3.07, as of the Closing Date (but prior to giving effect to the Closing), Seller has good, valid and marketable title to the Acquired Assets free and clear of all mortgages, liens, security interests, charges, easements, leases, subleases, covenants, rights of first refusal, options, claims, restrictions or encumbrances of any kind (collectively, “Liens”), other than Permitted Encumbrances.

SECTION 3.06  Compliance with Laws; Permits.

(a)                                 Seller and its Subsidiaries are currently operating and have been and are in compliance with all Laws and Judgments applicable to the conduct or operation of Seller’s business related to the Acquired Assets.  Neither Seller nor any of its Subsidiaries has received a notice or other written communication alleging a possible violation of any Law or Judgment applicable to the Acquired Assets.  No approvals, authorizations, certificates, filings, franchises, licenses, notices and permits of or with any Governmental Entities (“Permits”) are necessary for the conduct of Seller’s business related to the Acquired Assets as currently conducted.

(b)                                 Seller and its Subsidiaries have, and to Seller’s Knowledge, any contractors to Seller or its Subsidiaries have, developed, tested, manufactured, stored and disposed of, as applicable, the Acquired Compounds in compliance with applicable Law, including, where applicable, those requirements relating to the FDA’s, EMA’s, MHLW’s and any other Governmental Entity’s current good laboratory practices.

(c)                                  Neither Seller nor any of its Subsidiaries has ever (i) imported for sale, exported for sale, marketed for sale, sold, offered for sale, distributed for sale, processed for sale, packaged for sale or otherwise commercialized any Acquired Compounds, or (ii) conducted, or had conducted on their behalf, any clinical trials of any Acquired Compounds.

(d)                                 Neither Seller nor any of its Subsidiaries nor any of their respective employees or consultants, in their capacity as employees or consultants of Seller or any of its Subsidiaries, has made an untrue or fraudulent statement to the FDA or any other applicable Governmental Entity, or in any records and documentation prepared or maintained to comply with applicable Laws, with respect to any Acquired Compound, or failed to disclose a material fact required to be disclosed to the FDA or any other similar Governmental Entity with respect to any Acquired Compound.

(e)                                  Neither Seller nor any of its Subsidiaries nor any of their respective employees or consultants, in their capacity as employees or consultants of Seller or any of its Subsidiaries, has been debarred, excluded or received notice of action or threat of action with respect to debarment, exclusion or other action under the provisions of 21 U.S.C. §§ 335a, 335b, or 335c, 42 U.S.C. § 1320a-7 or any equivalent provisions in any other applicable jurisdiction.   Neither Seller, any of its Subsidiaries nor any of the employees or consultants to Seller or any of its Subsidiaries, in their capacity as employees or consultants of Seller or any of its Subsidiaries, nor to Seller’s Knowledge, any contractor to Seller or any of its Subsidiaries, in its capacity as a contractor to the Seller or any of its Subsidiaries, has received written notice of or been subject to any other material enforcement action involving the FDA or any other similar Governmental Entity, including any suspension, consent decree, notice of criminal investigation, indictment, sentencing memorandum, plea agreement, court order or target or no-target letter, and none of the foregoing are pending or, to the Knowledge of Seller, threatened in writing against same.

SECTION 3.07  Intellectual Property.

(a)                                 Section 3.07(a)(1) of the Disclosure Schedule sets forth, with respect to the Scheduled Patents, the following information, as applicable:  (i) the title thereof; (ii) each owner thereof; (iii) each jurisdiction in which such Scheduled Patent has been or is registered, granted, issued or in which registrations, grants or issuances have been applied for; (iv) all registration numbers, issuance numbers, grant numbers, serial numbers and application numbers, as applicable, in each jurisdiction; (v) all filing, maintenance, renewal, expiration and other deadlines relating to such Scheduled Patent occurring between the date hereof and September 30, 2012; and (vi) all filing, registration, issuance, and grant dates of such Scheduled Patents, as applicable, in each jurisdiction.  Except as disclosed in Section 3.07(a)(2) of the Disclosure Schedule, (A) the Scheduled Patents have been duly filed, prosecuted and maintained, including the timely submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate Government Entity; (B) the Scheduled Patents have not lapsed, been abandoned, or been forfeited, in whole or in part; (C) no Acquired Patent has been or is the subject of any pending or, to the Knowledge of Seller, threatened, interference, reissue, reexamination, opposition, concurrent use, cancelation, invalidity, or other proceeding; and (D) no Acquired Patent, other than the Scheduled Patents, has been filed.

(b)                                 Each Scheduled Patent properly identifies all inventors of each invention claimed or otherwise disclosed in such Scheduled Patent.  Each inventor of each such invention has executed a valid and enforceable written agreement assigning all of such inventor’s rights, title and interests in, to and under such invention (and all Patent Rights claiming or otherwise disclosing such inventions) to Seller or a Subsidiary of Seller, and all such assignments have been timely and properly recorded with the United States Patent and Trademark Office, or its foreign equivalent, as applicable.  Section 3.07(b) of the Disclosure Schedule accurately identifies each Acquired Patent that is subject to a terminal disclaimer, and the corresponding Patent Right over which the terminal disclaimer has been or is being filed.  Each such Acquired Patent identified on Section 3.07(b) of the Disclosure Schedule has been and continues to be commonly owned with the applicable corresponding Patent Right.

(c)                                  Section 3.07(c) of the Disclosure Schedule sets forth a true, complete and accurate list of all agreements, arrangements and understandings (in each case, whether written or oral) relating to any right in, to or under any Assigned Intellectual Property (including all licenses, options, settlement agreements, coexistence agreements, consent agreements, covenants not to sue, assignments and security interests) that has been granted (i) to Seller or any of its Subsidiaries or (ii) by Seller or any of its Subsidiaries to any other Person; provided, however, that Section 3.07(c) of the Disclosure Schedule need not list (1) licenses for off-the-shelf software or generally available software; (2) non-disclosure agreements with third parties protecting the Assigned Intellectual Property; (3) materials transfer agreements on customary terms; (4) invention assignment agreements with employees, consultants and contractors that assign or grant to Seller or a Seller Subsidiary ownership of inventions and intellectual property developed in the course of providing services to Seller or a Seller Subsidiary by such employees, consultants and contractors; or (5) customary powers of attorney granted to Seller’s patent prosecution counsel solely for purposes of representing Seller before the United States Patent and Trademark Office or its foreign equivalent in the ordinary course of business.  Neither Seller nor any of its Subsidiaries has sold, assigned, licensed, transferred or otherwise conveyed to any Person any right to sue or collect damages for past, present or future infringement of any Assigned Intellectual Property.

(d)                                 The activities conducted by or on behalf of Seller or its Subsidiaries related to the Acquired Compounds and the use of the other Acquired Assets and the practice of Assigned Intellectual Property by or on behalf of Seller or its Subsidiaries have not infringed or misappropriated any Intellectual Property rights of any Person.  Neither Seller nor any of its Subsidiaries has received any written communication (i) alleging that the activities conducted by or on behalf of Seller or its Subsidiaries related to the Acquired Compounds or use of the other Acquired Assets or the practice of any Assigned Intellectual Property infringes or misappropriates the Intellectual Property rights of any Person, or (ii) that the practice of any Assigned Intellectual Property or the research, development, manufacture, use, sale, offer for sale or importation of any Acquired Compound requires or would require a license to any Person’s Intellectual Property.

(e)                                  Except as set out in Section 3.07(e) of the Disclosure Schedule, no Assigned Intellectual Property has been developed or otherwise obtained, in whole or in part, through the use of funding or other resources of any Governmental Entity or institution of higher learning.

(f)                                   Except as set out in Section 3.07(f) of the Disclosure Schedule, to the Knowledge of Seller, no third party is infringing or misappropriating any of the Assigned Intellectual Property and no such claims or assertions have been made against a third party by Seller or any of its Subsidiaries.

(g)                                  Seller and each of its Subsidiaries have taken commercially reasonable steps to protect the confidentiality of all confidential or non-public information included in the Program Know-How.

(h)                                 Except as set out in Section 3.07(h) of the Disclosure Schedule, each employee, consultant and other contractor of Seller or any of its Subsidiaries has entered into a valid and binding written agreement with Seller or the applicable Subsidiary sufficient to, in the case of each employee, vest exclusive title in Seller or the applicable Subsidiary of all Assigned Intellectual Property created or developed by such employee acting within the scope of his or her employment for Seller or the applicable Subsidiary or, in the case of each consultant or other contractor, to vest exclusive title in Seller or the applicable Subsidiary of all Assigned Intellectual Property created or developed by such consultant or other contractor in the performance of his or her services to Seller or the applicable Subsidiary (each such agreement, an “IP Agreement”).  Except as set out in Section 3.07(h) of the Disclosure Schedule, no current or former employee, consultant or other contractor of Seller or any of its Subsidiaries (A) has any actual or, to Seller’s Knowledge, alleged, right, license, claim or interest whatsoever in or with respect to any of the Assigned Intellectual Property created or developed in the course of his or her employment with, or the provision of services to, Seller or any of its Subsidiaries, or (B) to Seller’s Knowledge, is in breach of any IP Agreement.

(i)                                     Except as set out in Section 3.07(i) of the Disclosure Schedule, none of the Assigned Intellectual Property is subject to or bound by any outstanding Judgment, charge, settlement or other disposition of any dispute.

(j)                                    The execution and delivery by Seller of this Agreement and the Ancillary Agreements and the consummation by Seller of the transactions contemplated hereby and thereby (alone or in combination with any other event) and Seller’s compliance with the provisions of this Agreement and the Ancillary Agreements do not and will not conflict with, alter, or impair, any rights of Seller and its Subsidiaries in any of the Assigned Intellectual Property or, to Seller’s Knowledge, the validity, enforceability, use, right to use, ownership, priority, duration, scope or effectiveness of any Assigned Intellectual Property.

(k)                                 At the Closing, Seller shall transfer good, valid and marketable title to the Assigned Intellectual Property free and clear of all Liens and of any licenses with any future obligations or limitations.

SECTION 3.08  Taxes.

(a)                                 Seller has properly filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns are true, correct and complete in all respects and were prepared in compliance with all applicable Laws and regulations.  Seller has paid on a timely basis all Taxes, whether or not shown on any Tax Return, that were due and payable.

(b)                                 All Taxes that Seller is or was required by Law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity, and Seller has complied with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

(c)                                  No examination or audit or other action of or relating to any Tax Return of Seller by any Governmental Entity is currently in progress or, to the Knowledge of Seller, threatened or contemplated.  No deficiencies for Taxes of Seller have been claimed, proposed or assessed by any Governmental Entity.

(d)                                 There are no liens or other encumbrances with respect to Taxes upon any of the Acquired Assets, other than with respect to Taxes not yet due and payable.

(e)                                  Seller does not have and has not had a permanent establishment in any country outside its country of formation as defined in any applicable Tax treaty or convention between the United States and such foreign country.

SECTION 3.09  Litigation.  There is no Litigation pending or, to the Knowledge of Seller, threatened that could reasonably be expected to affect the Acquired Assets or impair or delay the ability of Seller to effect the Closing, nor is there any Judgment of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of Seller, investigation by any Governmental Entity involving, the Acquired Assets or that could reasonably be expected to impair or delay the ability of Seller to effect the Closing.  Neither Seller nor any of its

Subsidiaries has, since its date of formation, commenced any Litigation relating to the Acquired Assets.

SECTION 3.10  Absence of Changes or Events.  Since December 31, 2011, neither Seller nor any of its Subsidiaries has experienced any event or condition that, individually or in the aggregate, has had or is reasonably likely to have, a material adverse effect on the Acquired Assets.

SECTION 3.11  Voting Requirements; Consents.  The affirmative vote or written consent of holders of seventy-five percent (75%) of Seller’s issued and fully-paid Series C CRPS is the only vote or consent of the holders of any class or series of Seller’s capital stock necessary to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement and, before the Closing, Seller shall have obtained such vote or consent.

SECTION 3.12  Transactions with Subsidiaries.  No Contracts between or among Seller or any of its Subsidiaries, on the one hand, and any of its directors, officers, employees, consultants, stockholders or Affiliates, on the other hand, relating in whole or in part to any Acquired Asset or Assumed Liability or the use or operation of any Acquired Asset, will continue in effect subsequent to the Closing, other than any such Contracts that assigned rights to any Acquired Asset to Seller prior to the Closing, any non-disclosure agreement and IP Agreements.

SECTION 3.13  Consents.  Seller has obtained and delivered to Buyer any third party consent required (a) in order for Seller to transfer or assign to Buyer any right, title or interest in, to or under any Acquired Asset, (b) in order for Buyer to assume from Seller the Assumed Liabilities or (c) to otherwise effect the transactions contemplated by this Agreement or any Ancillary Agreement.  Section 3.13 of the Disclosure Schedule lists each such consent and the party from whom it was obtained.

SECTION 3.14  Brokers or Finders.  No agent, broker, investment banker or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from Seller or its Affiliates in connection with the Acquisition or any of the other transactions contemplated by this Agreement.

ARTICLE IV

Representations and Warranties of Buyer

Buyer hereby represents and warrants to Seller as follows:

SECTION 4.01  Organization, Standing and Power.  Buyer is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

SECTION 4.02  Authority; Execution and Delivery; Enforceability.  Buyer has all requisite power and authority to execute this Agreement and the Ancillary Agreements to which it is a party, to consummate the Acquisition and the other transactions contemplated hereby and thereby and to comply with the terms hereof and thereof.  The execution and delivery by Buyer of this Agreement and the Ancillary Agreements to which it is a party, the consummation by Buyer of the Acquisition and the other transactions contemplated hereby and thereby and the compliance by Buyer with the terms hereof and thereof have been duly authorized by all necessary corporate action.  Buyer has duly executed and delivered this Agreement and each Ancillary Agreement to which it is a party, and, assuming the due authorization, execution and delivery by Seller, this Agreement and the Ancillary Agreements to which it is a party constitute Buyer’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and to general equitable principles.

SECTION 4.03  No Conflicts; Consents.  The execution and delivery by Buyer of this Agreement and each Ancillary Agreement to which it is a party, the consummation of the Acquisition and the other transactions contemplated hereby and thereby and compliance by Buyer with the terms hereof and thereof do not and will not conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any other Person under (a) any provision of the charter or by-laws of Buyer or any of its Subsidiaries, (b) any material Contract to which Buyer or any of its Subsidiaries is a party and or by which any of their respective material properties or assets are bound, or (c) any Judgment or Law applicable to Buyer.  No Consent of, or registration, declaration or filing with, any Governmental Entity or any other Person is required to be obtained or made by or with respect to Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement or any Ancillary Agreement, the consummation of the Acquisition or the other transactions contemplated hereby or thereby (alone or in combination with any other event) or the compliance with the provisions hereof or thereof.

SECTION 4.04  Litigation.  There is no Litigation pending or, to the Knowledge of Buyer, threatened that could reasonably be expected to impair or delay the ability of Buyer to effect the Closing, nor is there any Order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of Buyer, investigation by any Governmental Entity that could reasonably be expected to impair or delay the ability of Buyer to effect the Closing.

SECTION 4.05  Access.  To the Knowledge of Buyer, neither Buyer nor any of its representatives has had unauthorized access to, or has used, any confidential information of the Seller regarding the process undertaken by the Seller in connection with the Seller’s solicitation of potential acquisition offers or the terms of any such other offers.

SECTION 4.06  No Buyer Vote Required.  No vote or other action of the stockholders of Buyer is required by applicable Law, the certificate of incorporation of Buyer, the bylaws of Buyer or otherwise in order for Buyer to consummate the Acquisition.

SECTION 4.07  Financing.  Buyer has sufficient funds on hand and available through existing liquidity facilities (without restrictions on drawdown that would delay payment of the Upfront Payment) to pay the Upfront Payment on the Closing.

ARTICLE V

Covenants

SECTION 5.01  Confidentiality.  Except as otherwise provided herein, Seller shall keep confidential, shall cause its Subsidiaries to keep confidential, all information included in or solely related to the Acquired Assets and the Assumed Liabilities, except as required by Law; provided, however, that the publication of those pending or in-process publications set forth in Section 5.01 of the Disclosure Schedule shall not constitute a breach of this Section 5.01.  Buyer and Seller acknowledge that the confidentiality obligations set forth herein shall not extend to (i) information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 5.01 or Section 5.08, (ii) any information in the possession of any Third Party Acquiror of Seller prior to a Change of Control Transaction, other than as a result of disclosure by or on behalf of Seller or any of its Subsidiaries, (iii) any information that is independently developed or discovered by any Third Party Acquiror without reference to any information included in the Acquired Assets other than information described in clause (i), (ii) or (iv), or (iv) is rightfully communicated to any Third Party Acquiror by another third party (other than Seller or any of its Subsidiaries), free and clear of any obligation of confidence and not acquired in any manner from Seller or any of its Subsidiaries.

SECTION 5.02  Expenses.  Whether or not the Closing takes place, and except as otherwise explicitly set forth in this Agreement, all costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby (including fees, costs and expenses of legal counsel, financial advisors and other representatives and consultants) shall be paid by the party incurring such costs or expenses.

SECTION 5.03  Post-Closing Cooperation.

(a)                                 Buyer and Seller shall cooperate with each other, and shall cause their Subsidiaries, officers, employees, agents, auditors and representatives to cooperate with each other, for a period of [**] days after the Closing, to ensure the orderly transition of the Acquired Assets and Assumed Liabilities from Seller or any of its Subsidiaries to Buyer.

(b)                                 Neither party shall be required by this Section 5.03 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

SECTION 5.04  Publicity.  Notwithstanding anything to the contrary contained herein, except as may be required to comply with the requirements of any applicable Law and the rules and regulations of any stock exchange upon which the securities of one of the parties is listed, from and after the date hereof, no press release or similar public announcement or communication shall be made or caused to be made by either party and/or any of such party’s

Affiliates relating to this Agreement or the transactions contemplated hereby unless specifically approved in advance by the other party; provided, however, that:  (a) the parties may jointly issue one or more press release(s) announcing the consummation of the transactions contemplated by this Agreement; (b) either party may issue such press releases, public announcements or communications or make such SEC filings as it determines are reasonably necessary to comply with applicable Law (including disclosure requirements of the SEC) or with the requirements of any stock exchange on which securities issued by a party or its Affiliates are traded; and (c) Seller may deliver such communications to its shareholders regarding this Agreement and the transactions contemplated hereby as may be required by applicable Law or Seller’s charter, bylaws or other organizational documents.

SECTION 5.05  Further Assurances.  Each of Buyer and Seller agrees, and agrees to cause its Subsidiaries to, to execute and deliver, upon the written request of the other party, any and all such further documents, certificates, papers, schedules and instruments and take such other actions (including cooperating for purposes of obtaining any third-party consents) as may reasonably be deemed necessary or desirable by the other party to consummate the transactions contemplated hereby (including (a) transferring back to Seller any Excluded Asset or Excluded Liability, which Excluded Asset or Excluded Liability was inadvertently transferred to Buyer at the Closing, (b) transferring to Buyer any Acquired Asset or Assumed Liability contemplated by this Agreement to be transferred to Buyer at the Closing which was not so transferred at the Closing and (c) taking all actions reasonably necessary to perfect any rights in the Assigned Intellectual Property).

SECTION 5.06  Purchase Price Allocation.  The Purchase Price shall be allocated among the Acquired Assets in accordance with Schedule 5.06.  Buyer and Seller agree to report the Federal, state, local and other tax consequences of the purchase and sale hereunder (including in filing Internal Revenue Service Form 8594) in a manner consistent with such allocation and that it will not take any position inconsistent therewith in connection with any Tax Return, refund claim, litigation or otherwise, unless and to the extent required to do so by applicable Law.

SECTION 5.07  Tax Matters.

(a)                                 Seller shall be responsible for and shall pay all Taxes of Seller for all periods and all Taxes that relate to the Acquired Assets that were incurred in or are attributable to any taxable period (or portion thereof) ending on or before the Closing Date.  Seller shall prepare and file its Tax Returns for all periods and all Tax Returns that relate to the Acquired Assets for any Taxable periods ending on or before the Closing Date. Such returns will be prepared and filed in accordance with applicable Law and in a manner consistent with past practices.

(b)                                 Any real property, personal property or similar Taxes applicable to the Acquired Assets for a taxable period that includes but does not end on the Closing Date shall be paid by Buyer or Seller, as applicable, and such Taxes shall be apportioned between Buyer and Seller based on the number of days in the portion of the taxable period that ends on the Closing Date (the “Pre-Closing Tax Period”) and the number of days in the entire taxable period.  Seller shall pay Buyer an amount equal to any such Taxes payable by Buyer which are attributable to the Pre-Closing Tax Period, and Buyer shall pay Seller an amount equal to any such Taxes payable by Seller which are not attributable to the Pre-Closing Tax Period.  Such payments shall be made on or prior to the Closing Date or, if later, on the date such Taxes are due (or thereafter, promptly after request by Buyer or Seller if such Taxes are not identified by Buyer or Seller on or prior to the Closing Date).

(c)                                  All transfer, value added taxes, withholding, sales, and use taxes, deed excise stamps and similar charges (“Transfer Taxes”) related to the sale of the Acquired Assets contemplated by this Agreement shall be paid by Seller.  The party required under applicable Law will file any necessary Tax Returns and other documentation with respect to all such Taxes and, if Buyer is required by applicable Law to file such Tax Returns, Seller shall pay over to Buyer any such Transfer Taxes payable with respect to such Tax Return.

(d)                                 After the Closing, upon reasonable written notice, Buyer and Seller shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance (to the extent within the control of such party) relating to the Acquired Assets and Assumed Liabilities (including, access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election related to Taxes, the preparation of any available Tax clearance certificate, the preparation for any audit by any Governmental Entity, and the prosecution or defense of any claim, suit or proceeding related to any Tax Return.  Seller and Buyer shall cooperate with each other in the conduct of any audit or other proceeding relating to Taxes involving the Acquired Assets and Assumed Liabilities.  Seller shall not after the Closing take any position in any Tax Return, or reach any settlement or agreement on audit, which is in any manner inconsistent with any position taken by Seller in any filing, settlement or agreement made by Seller prior to the Closing if such inconsistent position (i) requires the payment by Buyer of more Tax than would have been required to be paid had such position not been taken or such settlement or agreement not been reached, (ii) affects the determination of useful life, basis or method of depreciation, amortization or accounting of any of the Acquired Assets or any of the properties, assets or rights of Buyer or (iii) accelerates the time at which any Tax must be paid by Buyer; unless Buyer has previously consented to such position in a writing to Seller.

SECTION 5.08  Non-Competition.

(a)                                 During the period commencing on the Closing Date and ending on the [**] anniversary of the Closing Date, Seller and its Subsidiaries shall not directly or indirectly:

(i)                                     engage in the Business or any aspect thereof; or

(ii)                                  induce any Person which was or is a client, collaboration partner, licensee or customer with respect to the Business (as of the Closing Date or during the prior [**] period ending on the Closing Date) (a “Business Contact”) to terminate any of its relationships with Buyer or any Affiliate of Buyer;

provided, however, that this Section 5.08 shall not be construed to prohibit or restrict any Third Party Acquiror or any of such Third Party Acquiror’s Affiliated companies (other than Seller or any of its Subsidiaries), from engaging in the Business, if the applicable compound or product is:  (i) controlled by the Third Party Acquiror or any of its Affiliated companies (other than Seller or any of its Subsidiaries) prior to consummation of the relevant Change of Control Transaction and not acquired in any manner from Seller or any of its Subsidiaries; (ii) acquired (whether by in license or otherwise) by such Third Party Acquiror or any of its Affiliated companies (other than Seller or any of its Subsidiaries) after consummation of such Change of Control Transaction and not acquired in any manner from Seller or any of its Subsidiaries; or (iii) developed internally by such Third Party Acquiror or any of its Affiliated companies (other than Seller or any of its Subsidiaries), either before or after consummation of such Change of Control Transaction, without the use of or reference to any of the Acquired Assets or any other confidential information of Buyer.

(b)                                 Seller agrees, on behalf of itself and its Subsidiaries, that the duration and geographic scope of the non-competition provision set forth in this Section 5.08 are reasonable.  In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, each of the parties agrees that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable.  Each of the parties intends that this non-competition provision shall be deemed to be a series of separate covenants, one for each country in the world other than the United States of America and one for each and every county of each and every state of the United States of America where this provision is intended to be effective.  Seller agrees that damages may be an inadequate remedy for any breach of this provision and that Buyer shall, whether or not it is pursuing any potential remedies at Law, be entitled to seek equitable relief in the form of preliminary and permanent injunctions, without bond or other security, upon any actual or threatened breach of this Section 5.08.

(c)                                  Seller further acknowledges that Buyer would not enter into this Agreement but for the restrictions in this Section 5.08.

(d)                                 If Seller breaches the obligations of this Section 5.08, Seller shall, and hereby does, assign to Buyer all right, title and interest in and to any inventions conceived, reduced to practice or otherwise generated by or on behalf of Seller in breach of this Section 5.08, as admitted by Seller or determined pursuant to the provisions of Section 7.10, and all Intellectual Property rights therein.

SECTION 5.09  Waiver.  Seller and its Subsidiaries hereby waive any obligations of confidentiality, non-competition and exclusivity imposed on any of their employees, consultants, contractors and third party service providers (including manufacturers) with respect solely to the Acquired Assets, solely to the extent necessary to permit Buyer to enter into agreements with such employees, consultants, contractors and service providers to operate the Business from and after the Closing.

ARTICLE VI

Indemnification

SECTION 6.01  Indemnification by Seller and Buyer.

(a)                                 From and after the Closing, Buyer and its Affiliates and their respective officers, managers, directors, employees and agents (collectively, the “Buyer Indemnified Parties”) shall be held harmless and indemnified by Seller to the extent of any loss, liability, obligation, damage or expense ((x) including reasonable legal fees, costs and expenses, but (y) excluding any unforeseeable, speculative, special, indirect, consequential, exemplary and punitive damages except in respect of a Third Party Claim) (collectively, “Losses”) arising from, in connection with or otherwise with respect to:

(i)                                     any inaccuracy in, or breach of, any representation or warranty of Seller contained in this Agreement or any Ancillary Agreement;

(ii)                                  any failure by Seller or any of its Subsidiaries to perform, fulfill or comply with any covenant, agreement, obligation or undertaking of Seller or any of its Subsidiaries contained in this Agreement or any Ancillary Agreement;

(iii)                               any Excluded Liability, or the operation or ownership of any Excluded Assets; and

(iv)                              any and all actions, suits, proceedings, demands, assessments, judgments, damages, awards, costs and expenses (including third-party fees and expenses, subject to and in compliance with Section 6.04) related to any of the foregoing or incurred in connection with the enforcement of the rights of any such Buyer Indemnified Party with respect to clauses (i), (ii) and (iii).

(b)                                 From and after the Closing, Seller and its Affiliates and their respective officers, managers, directors, employees and agents (collectively, the “Seller Indemnified Parties”) shall be held harmless and indemnified by Buyer to the extent of any Losses arising from, in connection with or otherwise with respect to:

(i)                                     any inaccuracy in, or breach of, any representation or warranty of Buyer contained in this Agreement or any Ancillary Agreement;

(ii)                                  any failure by Buyer to perform, fulfill or comply with any covenant, agreement, obligation or undertaking of the Seller contained in this Agreement or any Ancillary Agreement;

(iii)                               any Assumed Liability; and

(iv)                              any and all actions, suits, proceedings, demands, assessments, judgments, damages, awards, costs and expenses (including third-party fees and expenses) incident to any of the foregoing or incurred in connection with the enforcement of the rights of any such Seller Indemnified Party with respect to clauses (i), (ii) and (iii).

(c)                                  The obligations of Seller under 6.01(a)(i) after the Closing shall not be affected by any knowledge by any Buyer Indemnified Party at or prior to the Closing of any breach of a representation or warranty, whether such knowledge came from Seller, Buyer or any other Person.  The obligations of Buyer under 6.01(b)(i) after the Closing shall not be affected by any knowledge by any Seller Indemnified Party at or prior to the Closing of any breach of a representation or warranty, whether such knowledge came from Seller, Buyer or any other Person.

(d)                                 Any indemnification payment under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes.

SECTION 6.02  Termination of Indemnification.

(a)                                 Except in the case of Seller’s fraud, Seller’s obligations to indemnify and hold harmless a Buyer Indemnified Party pursuant to Section 6.01(a)(i) and Section 6.01(a)(iv) (with respect to 6.01(a)(i)): (x) other than with respect to the representations and warranties set forth in Sections 3.01, 3.02, 3.03(a), 3.07(k), 3.08(a) and 3.14 (the “Seller Fundamental Representations”), shall terminate on the date that is eighteen (18) months from the date of this Agreement, and (y) with respect to the Seller Fundamental Representations shall terminate on the date that is twenty-four (24) months from the date of this Agreement; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which a Buyer Indemnified Party shall have, before the expiration of such applicable period, previously made a claim by delivering a notice of such claim in accordance with this Agreement to Seller, which obligations shall survive until all such claims have been resolved.

(b)                                 Except with respect to Buyer’s fraud, Buyer’s obligations to indemnify and hold harmless any other party pursuant to Section 6.01(b)(i) and Section 6.01(b)(iv) (with respect to 6.01(b)(i)): (x) other than with respect to the representations and warranties set forth in Sections 4.01, 4.02, 4.03 and 4.07 (the “Buyer Fundamental Representations”), shall terminate on the date that is eighteen (18) months from the date of this Agreement and (y) with respect to the Buyer Fundamental Representations shall terminate on the date that is twenty-four (24) months from the date of this Agreement after the expiration of the applicable statue of limitations; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which a Seller Indemnified Party shall have, before the expiration of such applicable period, previously made a claim by delivering a notice of such claim in accordance with this Agreement to Seller, which obligations shall survive until all such claims have been resolved.

(c)                                  Any other obligation to indemnify and hold harmless any Buyer Indemnified Party or Seller Indemnified Party shall terminate ninety (90) days after expiration of the relevant statute of limitations under applicable Law, taking into account extensions thereof; provided, however, that such obligations shall not terminate with respect to any item as to which a Buyer Indemnified Party or a Seller Indemnified Party, as the case may be, has, before the expiration of the relevant period, taking into account extensions thereof, previously made a claim by delivering a notice of such claim in accordance with this Agreement to Seller or Buyer, as the case may be, which obligations shall survive until all such claims have been resolved.

SECTION 6.03  Exclusive Monetary Remedy.

(a)                                 Except in the case of fraud, the right to indemnification under this Article VI shall constitute the sole and exclusive monetary remedy of the Buyer Indemnified Parties and the Seller Indemnified Parties for Losses or otherwise arising from, in connection with this Agreement, including pursuant to Section 6.01(a) and Section 6.01(b), and the Ancillary Agreements or otherwise with respect to any of the transactions contemplated hereby.

(b)                                 Except in the case of Seller’s fraud, (x) except for a breach of the Seller Fundamental Representations, Seller’s aggregate liability to Buyer Indemnified Parties pursuant to Section 6.01(a)(i) and Section 6.01(a)(iv) (with respect to 6.01(a)(i)) shall not exceed $70,000 plus 20% of each Milestone Contingent Payment that is earned under this Agreement (the “Cap”), and (y) Seller’s aggregate liability under Section 6.01(a) shall not exceed the sum of the Upfront Payments and the Contingent Consideration actually paid by Buyer under this Agreement.  No Buyer Indemnified Party shall be entitled to recover any Losses under Section 6.01(a)(i) unless and until the aggregate Losses for which they would otherwise be entitled to indemnification under Section 6.01(a)(i) exceed $30,000, at which point the Buyer Indemnified Parties shall become entitled to be indemnified for such Losses in excess of $30,000.

(c)                                  Except in the case of Buyer’s fraud, (x) except for a breach of the Buyer Fundamental Representations, Buyer’s aggregate liability to Seller Indemnified Parties pursuant to Section 6.01(b)(i) and Section 6.01(b)(iv) (with respect to 6.01(b)(i)) shall not exceed the Cap, and (y) except in the case of product liability claims (with respect to which Buyer’s liability shall not be limited), Buyer’s aggregate liability under Section 6.01(b) shall not exceed $21,300,000.  No Seller Indemnified Party shall be entitled to recover any Losses under Section 6.01(b)(i) unless and until the aggregate Losses for which they would otherwise be entitled to indemnification under Section 6.01(b)(i) exceed $30,000, at which point the Seller Indemnified Parties shall become entitled to be indemnified for such Losses in excess of $30,000.

SECTION 6.04  Procedures.

(a)                                 Third Party Claims.

(i)                                     If a claim by a third party is made against a Buyer Indemnified Party or Seller Indemnified Party (each, an “Indemnified Party”) in respect of, arising out of or involving a matter for which the Indemnified Party is entitled to be indemnified pursuant to this Article VI (a “Third Party Claim”), such Indemnified Party shall notify the indemnifying party (the “Indemnifying Party”) in writing of the Third Party Claim promptly following receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent (and only to the extent) the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure.

(ii)                                  The Indemnified Party shall control all proceedings in connection with such Third Party Claim and, without limiting the foregoing, may in its sole discretion, subject to Section 6.04(a)(iii), pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Governmental Authority with respect thereto, and, subject to Section 6.04(a)(iii), may, in its sole discretion, either pay the amount claimed and sue for a refund where applicable Law permits such refund suits or settle or contest the Third Party Claim.  For the avoidance of doubt, neither Indemnifying Party nor Indemnifying Party’s counsel shall be entitled to participate in the defense of any Third Party Claim; provided that the Indemnified Party shall use reasonable efforts to provide Indemnifying Party with records and information that are reasonably relevant to such Third Party Claim.  The Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel employed by the Indemnified Party with respect to any Third Party Claim for which Indemnified Party is entitled to indemnification under this Agreement.

(iii)                               The Indemnified Party shall not settle or compromise any Third Party Claim without the written consent of the Indemnifying Party, which consent will not be unreasonably withheld, conditioned or delayed.  No such consent will be required if the Indemnified Party agrees to non-monetary remedies or to forego all claims for indemnification from the Indemnifying Party with respect to such Third Party Claim; provided, however, that the Indemnified Party shall use reasonable efforts to obtain in such settlement a release of the Indemnifying Party with respect to all such Third Party Claims.

(b)                                 Direct Claims.  In the event any Indemnified Party should have a claim against an Indemnifying Party under Section 6.01 that does not involve a Third Party Claim being asserted against or sought to be collected from such Buyer Indemnified Party, the Indemnified Party shall deliver notice of such claim to the Indemnifying Party.  The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to such Buyer Indemnified Party under Section 6.01, except to the extent (and only to the extent) that the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure.  If the Indemnifying Party does not notify the Indemnified Party within 20 days following its receipt of such notice that the Indemnifying Party disputes Indemnifying Party’s liability to the Indemnified Party under Section 6.01, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a Loss of the Indemnifying Party under Section 6.01 and Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined.

SECTION 6.05  Set Off Right.  Notwithstanding any provision of this Agreement to the contrary, the parties acknowledge and agree that, in addition to any other right hereunder:

(a)                                 Subject to the limitations set forth in Section 6.03, Buyer and its Affiliates shall have the right, but not the obligation, from time to time to set off any Losses for which the Buyer Indemnified Parties are entitled to indemnification hereunder against any Contingent Payment.

(b)                                 If at any time any Contingent Payment is due and payable the amount of Losses with respect to which shall not have been finally determined, then the amount of such Contingent Payment shall be reduced by the amount of Losses Buyer reasonably estimates to be subject to such indemnification claim and that is set forth in the claim notice.  If the final amount of Losses for such indemnification claim is less than the amount by which such Contingent Payment was reduced for such claim, then Buyer shall promptly deliver the difference to Seller, together with accrued interest calculated in accordance with Section 1.04(g).

SECTION 6.06  Treatment of Indemnity Payments.  Any payments made to an Indemnified Party pursuant to this Article VI shall be treated as an adjustment to the Purchase Price for Tax purposes.

SECTION 6.07  No Implied Representations.  The parties acknowledge that, except as expressly provided in ARTICLE III and IV, none of the parties hereto has made or is making any representations or warranties whatsoever, implied or otherwise.

ARTICLE VII

General Provisions

SECTION 7.01  Survival of Representations and Covenants.  The representations, warranties, covenants and agreements contained in this Agreement and in any document delivered in connection herewith shall survive the Closing and remain in full force and effect until the indemnification obligation therefor terminates in accordance with Section 6.02.

SECTION 7.02  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred, conveyed or assigned, in whole or in part, by operation of Law or otherwise, by either party without the prior written consent of the other party, except that: (i) Buyer may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement (a) to any of its Subsidiaries or Affiliates, but, except in the case of assignment of this Agreement as a whole to any such Subsidiary or Affiliate in conjunction with the assignment, conveyance or transfer to such Subsidiary or Affiliate of Buyer’s rights in all or substantially all the Acquired Assets as contemplated by Section 1.04(c)(iii)(A), no such assignment shall relieve Buyer of any of its obligations hereunder, or (b) provided that the terms and conditions of Section 1.04(c)(iii), if applicable, are satisfied, in connection with the transfer or sale of all or substantially all of Buyer’s business related to the Acquired Assets to a third party, whether by merger, sale of stock, sale of assets or otherwise; and (ii) Seller may assign, in its sole discretion, this Agreement in whole to a single third party in connection with the transfer or sale of all or substantially all of Seller’s business related to the Excluded Assets to such third party, whether by merger, sale of shares, sale of assets or otherwise, but no such assignment shall relieve Seller of its obligations hereunder.  Any assignment not in accordance with the foregoing shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective permitted successors and assigns.

SECTION 7.03  No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties and such successors and assigns, any legal or equitable rights hereunder (other than, in the case of Article VI, the Buyer Indemnified Parties and the Seller Indemnified Parties).

SECTION 7.04  Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, five (5) Business Days after mailing (two (2) Business Days in the case of express mail or overnight courier service), to the parties at the following addresses or facsimiles (or at such other address or facsimile for a party as shall be specified by like notice:

(a)                                 if to Buyer,

Verastem, Inc.

215 First Street, Suite 440

Cambridge, Massachusetts 02142

USA

Telephone:  +1 (617) 252-9300

Facsimile:  +1 (617) 812-0059

Attention:  Chief Executive Officer

with a copy to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

USA

Telephone: +1 (617) 526-6000

Facsimile:  +1 (617) 526-5000

Attention: Hal J. Leibowitz, Esq.

(b)                                 if to Seller,

S*BIO Pte Ltd.

c/o EDBI

250 North Bridge Rd #28-00 Raffles City Tower

Singapore 179101

Telephone: +65 6832 6326

Facsimile: +65 6832 6838

Attention: Heng Tong Choo

with a copy to:

Cooley LLP

4401 Eastgate Mall

San Diego, CA  92121

USA

Telephone: +1 (858) 550-6000

Facsimile: +1 (858) 550-6420

Attention: Jane K. Adams

SECTION 7.05  Interpretation; Annexes, Exhibits and Schedules; Certain Definitions.

(a)                                 The headings contained in this Agreement, any Annex, Schedule or Exhibit hereto, the Disclosure Schedule and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All Annexes, Schedules and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Annex, Schedule, Exhibit or the Disclosure Schedule but not otherwise defined therein shall have the meanings as defined in this Agreement.  When a reference is made in this Agreement to an Article, a Section or an Annex, Schedule, Exhibit, such reference shall be to an Article or a Section of, or an Exhibit to, this Agreement unless otherwise indicated.  The words “hereof”, “herein” and “hereunder”, and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Except where the context clearly otherwise requires, the meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  Any matter set forth in any provision, subprovision, section or subsection of any Schedule referred to herein shall, unless the context otherwise manifestly requires, be deemed set forth for all purposes of such Schedule.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(b)                                 For purposes of this Agreement:

“Acquired Compound” means each of the following:  (i) [**]; (ii) any compound claimed generically or specifically in patent applications set forth on Schedule A; and (iii) any derivative, analog, salt, hydrate, solvate, ester, polymorph, isomer, regioisomer or stereoisomer (including enantiomer and diastereoisomer) of any compound described in clause (i) or (ii) above.  For the avoidance of doubt, the Acquired Compounds exclude [**].

“Acquired Patents” means (a) the patents and patent applications set forth on Schedule A (the “Scheduled Patents”); (b) any and all divisionals, continuations and continuations-in-part of the Scheduled Patents; (c) any and all foreign patent applications associated with the patent applications referenced in the preceding clauses (a) and (b); (d) any and all patents issued or issuing from the patent applications referenced in the preceding clauses (a) through (c); and (e) any and all certificates of correction, substitutions, reissues, confirmations, reexaminations, renewals, restorations, supplemental protection certificates and extensions of any patent or patent application referenced in the preceding clauses (a) through (d) in any jurisdiction (including any supranational jurisdiction).  For the avoidance of doubt, the Acquired Patents exclude the [**] Patents.

“Affiliate” of any Person means another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.  For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”), means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Annual Net Sales” means, with respect to a Product and a calendar year, Net Sales of such Product during such calendar year in each country with respect to which the relevant Sales-Based Contingent Payment Period has not expired.

“Benefit Agreement” means any employment, consulting, bonus, incentive or deferred compensation, equity or equity-based compensation, severance, change in control, retention, termination or other similar Contract between Seller or any of its Affiliates, on the one hand, and any employees or consultants of Seller or any of its Affiliates, in their capacity as employees or consultants of Seller or any of its Subsidiaries, on the other hand.

“Benefit Plan” means any (i) pension plan or post-retirement or employment health or medical plan, program, policy or arrangement, (ii) bonus, incentive or deferred compensation or equity or equity-based compensation plan, program, policy or arrangement, (iii) severance, change in control, retention or termination plan, program, policy or arrangement or (iv) other compensation or benefit plan, program, policy or arrangement, in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by Seller, any of its Affiliates or any Commonly Controlled Entity for the benefit of any employees or consultants of Seller, any of its Affiliates or any Commonly Controlled Entity in their capacity as employees or consultants of Seller or any of its Subsidiaries.

“Business” means the research, development, manufacture, use, sale, offer for sale, importation, other commercialization or other exploitation of any Acquired Compound or Product.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

“Calendar Quarter” means each of the three (3) month periods ending on March 31, June 30, September 30, and December 31 of any year.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercially Reasonable Efforts” means such level of efforts required to carry out an obligation in a sustained manner consistent with the efforts normally used by Buyer for a similar activity with respect to a product which is of similar market potential and at a similar stage of development or commercialization, as applicable, as the relevant Product, based on conditions then prevailing, and taking into account technical, medical, clinical efficacy, safety, manufacturing, and delivery considerations, product labeling or anticipated labeling, the regulatory environment, potential reimbursement issues, the existence of other competitive or potentially competitive products in the market place, the strength of the patent and proprietary position of such Product, the regulatory structure involved, the anticipated profitability of such Product and other relevant factors.

“Commonly Controlled Entity” means any Person or entity that, together with Seller, is treated as a single employer under Section 414 of the Code or under any similar provision of applicable local or foreign Law.

“Contingent Consideration” means the Milestone Contingent Payments and the Sales-Based Contingent Payments.

“Contingent Payment” means any Milestone Contingent Payment and any Sales-Based Contingent Payment.

“Contingent Payment Period” means the period beginning on the Closing Date and ending on the expiration of the last-to-expire Sales-Based Contingent Payment Period.

“Contract” means any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease, purchase order or other contract, commitment, agreement, instrument, arrangement, understanding, obligation, undertaking, permit, concession, franchise or license, whether oral or written (including all amendments and modifications thereto).

“Control” means, with respect to any Intellectual Property, possession by a Person of the ability (whether by ownership, license or otherwise) to transfer ownership of, to grant access to, to grant use of, or to grant a license or a sublicense of or under such Intellectual Property without violating the terms of any agreement or other arrangement with any third party who is not an Affiliate of such Person.

“Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 or 4068(a) of ERISA, (iii) under Section 412(n) or 4971 of the Code, (iv) for violation of the continuation coverage requirements of Sections 601 et seq. of ERISA and Section 4980B of the Code or the group health requirements of Sections 701 et seq. of ERISA and Sections 9801 et seq. of the Code, or (v) under any similar provision of applicable local or foreign Law, in the case of each of the foregoing clauses (i) through (v), with respect to any Commonly Controlled Entity.

“Cover” or “Covered” or “Covering” means, (a) with respect to a Product and an Acquired Patent that is an issued patent, that, in the absence of ownership of or a license granted under a Valid Claim of such Acquired Patent, the manufacture, use, offer for sale, sale or importation of such Product would infringe such Valid Claim; and (b) with respect to a Product and an Acquired Patent that is a patent application, that, in the absence of ownership of or a license granted under a Valid Claim of such Acquired Patent, the manufacture, use, offer for sale, sale or importation of such Product would infringe such Valid Claim if such patent application were to issue as a patent.

“Development” means pre-clinical and clinical drug development activities, including clinical trials, relating to the development of pharmaceutical compounds and pharmaceutical products and submission of information to a Regulatory Authority for the purpose of obtaining Regulatory Approval of a pharmaceutical product, and activities to develop manufacturing capabilities for pharmaceutical products.  Development includes optimization and pre-clinical activities, pharmacology studies, toxicology studies, formulation, manufacturing process development and scale-up (including bulk compound production), quality assurance and quality control, technical support, pharmacokinetic studies, clinical trials and regulatory affairs activities.

“Dollar” or “$” means U.S. Dollar.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EMA” means the European Medicines Agency, or any successor entity thereto.

“EU” means the European Union, as constituted from time to time.

“FDA” means the U.S. Food and Drug Administration, or any successor entity thereto.

“First Commercial Sale” means, with respect to a Product in a country, the first sale of such Product by or on behalf of a Selling Person, to a Person who is not a Selling Person or an Affiliate of a Selling Person, for end use or consumption in such country after Marketing Approval has been received for such Product in such country.  Transfers of reasonable quantities of a Product for clinical trial purposes and transfers or sales of reasonable quantities of a Product for compassionate or similar use shall not be considered a First Commercial Sale.

“GAAP” means U.S. Generally Accepted Accounting Principles or other similar generally accepted accounting principles used by the relevant Selling Person, including International Financial Reporting Standards, as applicable; in each case, consistently applied.

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) any Indebtedness of any primary obligor or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of any Indebtedness of any primary obligor of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay any Indebtedness of such primary obligor; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

“IND” means an investigational new drug application filed with the FDA pursuant to 21 CFR 312 or any other equivalent filing made with an applicable Governmental Entity outside the United States of America; but excluding any IND for an exploratory IND study (also known as a Phase 0 study) conducted in accordance with the FDA’s 2006 Guidance on Exploratory Investigational New Drug (IND) Studies or pursuant to a Clinical Trial Notification in Australia or a similar process in another country.

“Indebtedness” of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid by such Person, other than trade credit incurred in the ordinary course of business, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (vi) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guarantees by such Person, (viii) all capital lease obligations of such Person, (ix) the notional amount of all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (x) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

“Indication” means a specific disease, infection or other condition which is recognized by a Regulatory Authority as being a disease, infection or condition.  All variants of a single disease, infection or condition (whether classified by severity or otherwise) will be treated as the same Indication, except that different types of cancer (e.g., as defined by site or cancer cell origin) will be treated as different Indications.

“Intellectual Property” means the following subsisting throughout the world:  (i) Patent Rights; (ii) registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress, and all goodwill in the foregoing (collectively, “Trademarks”); (iii) copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors; (iv) Know-How, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and (v) other proprietary rights relating to any of the foregoing.

“Know-How” means all technical information, know-how and data, including inventions (whether patentable or not), discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology applicable to compounds, formulations, compositions, products or to their manufacture, research, development, registration, use or commercialization or methods of assaying or testing them or processes for their manufacture, formulations containing them, compositions incorporating or comprising them and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formulae, expertise and information.

“Knowledge”, as it relates to Seller, means, with respect to any matter in question, the actual knowledge, after reasonable inquiry, of the individuals set forth on Exhibit D, and, as it relates to Buyer, means, with respect to any matter in question, the actual knowledge, after reasonable inquiry, of the individuals set forth on Exhibit E.  Reasonable inquiry does not require that any of such Persons conduct or obtain any freedom-to-operate opinions or similar opinions of counsel or any Intellectual Property clearance searches.

“Litigation” means any suit, claim, action, arbitration, investigation or proceeding.

“Marketing Approval” means, with respect to any Product in a country or jurisdiction, the approval, license or authorization of the applicable Regulatory Authority(ies) necessary for the marketing and sale of such Product for a particular Indication in such country or jurisdiction.

“MHLW” means the Japanese Ministry of Health, Labor and Welfare and any successor agency thereto.

“NDA” means a New Drug Application (as more fully described in 21 CFR 314.50 et seq. or its successor regulation) submitted to the FDA.

“Net Sales” means, with respect to a Product, the gross amount invoiced for any sale of such Product by a Selling Person to a Person other than another Selling Person, less the sum of the following deductions, to the extent attributable to such Product and to the extent included in the invoice price or otherwise actually incurred, allowed, accrued, granted or taken (if not previously deducted from the amount invoiced):

(i)                                     reasonable and customary quantity, trade and cash discounts and reasonable and customary rebates to customers granted in the ordinary course of business;

(ii)                                  amounts repaid or credited by reason of rejections or returns of such Product (including returns of such Product by reason of a recall or damaged or defective goods);

(iii)                               customs, duties, tariffs and other governmental charges, as well as sales, use, excise, inventory, value added, and other Taxes, related to the sale, delivery or use of such Product by the Selling Person borne by the Selling Person without reimbursement from any Third Party (but not including taxes assessed against the income derived from such sale);

(iv)                              discounts, adjustments, rebates, fees, credits, reimbursements, cash sale incentives, deductions, retroactive price reductions and chargebacks granted to managed health care organizations, healthcare institutions, other buying groups, providers of healthcare or social and welfare systems, and including government-mandated rebates;

(v)                                 postage charges, shipping materials, freight, insurance and other transportation charges; and

(vi)                              amounts previously included in Net Sales of such Product that are written-off by the relevant Selling Person as uncollectible in accordance with GAAP.

Such amounts shall be determined from the books and records of the applicable Selling Person in accordance with GAAP.  Sales of a Product between or among the Selling Persons for resale shall not be included within Net Sales; provided, however, that any subsequent sale of a Product by any Selling Person to another Person that is not a Selling Person shall be included within Net Sales.

Use or transfer of a Product for promotional, sampling, compassionate use, patient assistance, named patient or research and development purposes, shall not be considered Net Sales; provided, that, the quantity of Product that may be given away as free samples for such purposes will be such quantities customary in the industry for this sort of Product.

In the case of any sale of a Product for value other than in an arm’s length transaction exclusively for cash, such as barter or counter-trade, Net Sales shall be calculated based on the fair market value of the consideration received.

“Patent Files” means, with regard to an Acquired Patent:  (a) the complete file histories for such Acquired Patent; and (b) all files relating to such Acquired Patent that are held or maintained on Seller’s behalf by Seller’s outside patent counsel, Phillips Ormonde Fitzpatrick, including all contents of such files.

“Patent Rights” means any patents (including certificates of correction, substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, re-examinations and renewals), any patent applications (including any provisional applications, divisionals, continuations and continuations-in-part) in any jurisdiction (including any supranational jurisdiction), and any invention disclosures.

“Permitted Encumbrances” means, each of the following as are immaterial, individually or in the aggregate, in amount and would not impair the ownership or use of the Acquired Assets: (a) liens for current Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings; (b) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law or governmental regulations; (c) statutory or common Law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies, and other like liens; (d) the terms and conditions of (i) licenses for off-the-shelf software or generally available software, (ii) non-disclosure agreements, and (iii) materials transfer agreements on customary terms; and (e) liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

“Phase 2 Trial” means, with respect to a Product, a clinical trial of such Product in any country that meets the requirements of 21 CFR § 312.21(b), as amended (or its successor regulation or comparable laws in countries outside the United States).

“Phase 3 Trial” means, with respect to a Product, a clinical trial of such Product in any country that meets the requirements of 21 CFR § 312.21(c), as amended (or its successor regulation or comparable laws in countries outside the United States).

“Pivotal Trial” means, with respect to a Product, a human clinical trial of such Product that is intended to form the primary basis of an efficacy claim in an NDA submission and is the subject of a special protocol assessment agreement with the FDA.

“Pricing Approval” means, with respect to a Product in a country or jurisdiction, the approval, agreement, determination or governmental decision establishing the price or level of reimbursement for such Product, if required in the relevant country or jurisdiction prior to sale of such Product in such country or jurisdiction.

“Product” means any product (including any pharmaceutical or therapeutic product or mixture) containing an Acquired Compound as an ingredient, including all formulations, dosage forms, line extensions, indications and modes of administration thereof.

“Program Know-How” shall mean Know-How not included in the Acquired Patents, which Know-How is Controlled by Seller or any of its Subsidiaries immediately prior to the Closing or prepared by a third party consultant or contractor on behalf of Seller or any of its Subsidiaries, to the extent such Know-How is directed to the research, Development, manufacture (including synthesis, formulation, finishing or packaging), use, offer for sale, sale or import of any Acquired Compound.

“Regulatory Approval” means, with respect to an Product in a country or jurisdiction, (a) Marketing Approval, and (b) all Pricing Approvals with respect to such Product in such country or jurisdiction; provided, however, that, with respect to the EU, such Pricing Approval is obtained from the relevant Governmental Entity(ies) in France, Germany, Italy, Spain or the United Kingdom.

“Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the marketing, pricing or sale of a pharmaceutical product in a country, including the FDA, the EMA, and the MHLW.

“Sales-Based Contingent Payment Period” means, with respect to a Product and a country, the period of time beginning on the date of First Commercial Sale of such Product in such country and ending on the expiration of the last Valid Claim of any Acquired Patents Covering such Product in such country.

“[**]” means the compound designated by Seller as “[**],” the structure of which is described in Exhibit B.

“[**]” means the compound designated by Seller as “[**],” the structure of which is disclosed in the patents and patent applications set forth on Exhibit C.

“[**] Patents” means (a) the patents and patent applications set forth on Exhibit C; (b) any and all divisionals, continuations and, to the extent claiming subject matter claimed in a patent or patent application set forth on Exhibit C, continuations-in-part of the Scheduled Patents; (c) any and all foreign patent applications associated with the patent applications referenced in the preceding clauses (a) and (b); (d) any and all patents issued or issuing from the patent applications referenced in the preceding clauses (a) through (c); and (e) any and all certificates of correction, substitutions, reissues, confirmations, reexaminations, renewals, restorations, supplemental protection certificates and extensions of any patent or patent application referenced in the preceding clauses (a) through (d) in any jurisdiction (including any supranational jurisdiction).

“Selling Person” means, with respect to a Product, Buyer and its Affiliates and each licensee, sublicensee, assignee or other grantee of rights to develop, market and sell such Product.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first Person or by another Subsidiary of such Person.

“Taxes” means any and all taxes, charges, fees, duties, contributions, levies or other similar assessments or liabilities, including, without limitation, income, gross receipts, corporation, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, business license, business organization, environmental, workers compensation, payroll, profits, severance, stamp, occupation, escheat, windfall profits, customs duties, franchise, estimated and other taxes of any kind whatsoever imposed by Singapore, the United States of America or any state, local or other government, or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof.

“Tax Returns” means any and all reports, returns (including information returns), declarations, or statements relating to Taxes, including any schedule or attachment thereto and any related or supporting workpapers or information with respect to any of the foregoing, including any amendment thereof filed with or submitted to any Governmental Entity in connection with the determination, assessment, collection or payment of Taxes or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

“Third Party Acquiror” means a third party which acquires Seller, whether by merger, sale of stock, sale of assets or otherwise (a “Change of Control Transaction”), which third party (a) is not the surviving entity following a merger of Seller and (b) was not an Affiliate of Seller or an officer, director, employee or consultant of Seller or any of its Subsidiaries, nor stockholder of Seller or any of its Subsidiaries, prior to the closing of such Change of Control Transaction.

“Valid Claim” means (a) any claim in any unexpired and issued patent that has not been disclaimed, revoked or held invalid or unenforceable by a decision of a court or other governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within the time allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) any claim of a pending patent application that has not been abandoned, finally rejected or expired without the possibility of appeal or re-filing, nor pending for [**] or more years, in the case of U.S. patent applications, or [**] or more years, in the case of all other patent applications from the earlier priority date claimed for such application.

SECTION 7.06  Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each party and delivered to the other party.

SECTION 7.07  Entire Agreement.  This Agreement and each Ancillary Agreement to which both Buyer and Seller are parties contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.  Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein, in each Ancillary Agreement to which both Buyer and Seller are parties.

SECTION 7.08  Severability.  If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other Persons or circumstances.

SECTION 7.09  Specific Enforcement.  The parties agree that irreparable damage may occur and that the parties may not have any adequate remedy at law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond or other security, this being in addition to any other remedy to which any party is entitled at law or in equity.

SECTION 7.10  Arbitration of Disputes.

(a)                                 In the event any party has a dispute regarding the Agreement, including the interpretation, performance, application, termination or breach of this Agreement (the “Disputes”), such party shall notify the other party regarding the nature and terms of such dispute.  The parties hereto shall attempt in good faith to resolve all Disputes by mutual agreement.

(b)                                 If any Dispute cannot be resolved by the parties pursuant to Section 7.10(a) or otherwise within [**] days of the notice of such Dispute, then upon written demand by either party such Dispute shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said Rules (the “Arbitral Tribunal”), each party nominating one (1) arbitrator and the two (2) party-appointed arbitrators nominating the chairperson.  The place of arbitration shall be San

Francisco, California, USA, if Buyer demands arbitration, and Boston, Massachusetts, USA, if Seller demands arbitration.  Subject to each party’s right to seek injunctive relief pursuant to Section 7.10(c), the arbitration shall be the sole and exclusive forum for resolution of any such Dispute, and the award rendered shall be final and binding.  Judgment on the award rendered may be entered in any court having jurisdiction thereof.

(c)                                  The procedures for arbitration pursuant to this Section 7.10 shall be as follows:

(i)                                     The arbitration shall be conducted in the English language and any non-English-language documents presented to the Arbitral Tribunal at such arbitration shall be accompanied by an English translation thereof.

(ii)                                  Any award of the Arbitral Tribunal: (A) shall be in writing; and (B) shall state the reasons upon which such award is based.

(iii)                               The Arbitral Tribunal shall have no authority to award punitive damages or any other damages not measured by the prevailing party’s actual damages.

(iv)                              Prior to the appointment of the Arbitral Tribunal, any party may seek appointment of an emergency arbitrator pursuant to said rules or may apply to any court having jurisdiction hereof and seek injunctive relief in order to maintain the status quo until such time as the arbitration award is rendered or the Dispute is otherwise resolved.  After the appointment of the Arbitral Panel, any party may make an application to the Arbitral Tribunal seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the Dispute is otherwise resolved.

(d)                                 Notwithstanding the foregoing, in addition to the right of the parties to arbitrate Disputes in this Section 7.10, the Arbitral Tribunal shall have the power to (i) enter an award or order of specific performance to enforce the observance and performance of such covenant or agreement and (ii) grant an injunction restraining such breach or threatened breach.  The non-breaching party shall not be required to provide any bond or other security in connection with any such award, order or injunction or in connection with any arbitration or related action or proceeding.  Any arbitration awards, whether preliminary or final, shall be enforceable in a court of competent jurisdiction.

SECTION 7.11  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

SECTION 7.12  Amendments and Waivers.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  By an instrument in writing, Buyer or Seller may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.  Each party agrees that no failure or delay by the other party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege hereunder.

SECTION 7.13  Disclosure Schedules.  The representations and warranties contained in Article III of this Agreement are subject to (a) the exceptions and disclosures set forth in the part of the Disclosure Schedule corresponding to the particular Section of Article III in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such part of the Disclosure Schedule by reference to another part of the Disclosure Schedule; and (c) any exception or disclosure set forth in any other part of the Disclosure Schedule to the extent it is readily apparent on its face and without further inquiry that such exception or disclosure is intended to qualify such representation and warranty.  The information set forth in the Disclosure Schedule is disclosed solely for the purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever, including of any violation of Law or breach of any agreement.  The Disclosure Schedule and the information and disclosures contained therein are intended only to qualify and limit the representations, warranties and covenants of Seller contained in this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Buyer and Seller have duly executed this Agreement as of the date first written above.

VERASTEM, INC.

By:	/s/ Robert Forrester
Name: Robert Forrester
Title: COO

S*BIO PTE LTD.

By:	/s/ Tamar Howson
Name: Tamar Howson
Title: CEO

[Signature Page to Asset Purchase Agreement.]

SCHEDULE 5.06

Purchase Price Allocation

The Purchase Price shall be allocated by the Buyer and Seller among the Acquired Assets and the non-competition covenants in accordance with Section 1060 of the Code and any applicable U.S. Treasury Regulations.  The Buyer will provide Seller a proposed allocation as soon as possible and in any event within [**] Business Days from the date of this Agreement, and Seller will deliver to the Buyer a notice setting forth any proposed changes to such proposed allocation within [**] Business Days after the delivery of the proposed allocation to Seller.  The Buyer and Seller will negotiate in good faith to resolve any disputed items, and if they are unable to agree on the allocation within [**] Business Days after Seller’s delivery of its notice of proposed changes to the Buyer, then such dispute shall be deemed a Dispute (as defined in Section 7.10 of the Agreement) and will be resolved pursuant to Section 7.10 of the Agreement.

Schedule 5.06-1

SCHEDULE A

Acquired Patents

[**]
Jurisdiction	Application No.	Patent No. (if any)
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

[**]
Jurisdiction	Application No.	Patent No. (if any)
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

Schedule A-1

EXHIBIT A

PATENT ASSIGNMENT

[attached]

Exhibit A-1

ASSIGNMENT OF PATENTS AND PATENT APPLICATIONS

S*Bio Pte Ltd., a company organized under the laws of Singapore, located at c/o EDBI, 250 North Bridge Rd #28-00 Raffles City Tower, Singapore 179101 (“Assignor”), hereby irrevocably sells, transfers, conveys and assigns to Verastem, Inc., a Delaware corporation, located at 215 First Street, Suite 440, Cambridge, Massachusetts 02142 USA (“Assignee”), the entire right, title and interest for the United States of America and its territorial possessions, and all foreign countries and patent regions, including all rights of priority, in inventions disclosed in the patents and patent applications identified on Schedule A, all such patents and patent applications, and in and to all Letters Patents of the United States and all foreign countries and patent regions which may or shall be granted on said inventions or applications, or any parts thereof, or any divisional, continuing, reissue, reexamination, extension or other applications based in whole or in part thereon or which claim priority or are related by terminal disclaimer thereto or therefrom, including the right to recover for past infringement (the “Assignment”).

Assignor acknowledges having received consideration for the Assignment.

Assignor agrees to execute all applications, amended specifications, deeds or other instruments, and to do all acts necessary or proper to secure the grant of Letters Patent in the United States and in all other countries and patent regions to Assignee, to vest and confirm in Assignee, its successors and assigns, the legal title to all such patents and patent applications, including any separate written forms of assignment necessary to perfect the Assignment in specific countries and patent regions.  Assignor appoints any officer of Assignee as its duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority.  Assignor hereby declares that the foregoing powers are coupled with an interest and are and shall be irrevocable by Assignor.

Assignor does hereby authorize and request the Commissioner of Patents and Trademarks of the United States, and the equivalent authority in each other country and patent region in the world, to issue such Letters Patent as shall be granted upon said inventions or applications based thereon to Assignee, its successors and assigns.

[Remainder of page left intentionally blank.]

Patent Assignment-S*Bio to Verastem

IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by its duly authorized officer.

S*BIO PTE LTD.

Name:
Title:
Date:

STATE OF	)

	)	ss

COUNTY of

On this        day of May, 2012, before me, the undersigned notary public, personally appeared                                             , proved to me through satisfactory evidence of identification, which was                                               , to be the person whose name is signed on the preceding document, and acknowledged to me that she signed it voluntarily for its stated purpose.

[affix seal]

Notary Public

My commission expires:

S*Bio Signature Page—Patent Assignment-S*Bio to Verastem

IN WITNESS WHEREOF, Assignee has caused this Assignment to be executed by its duly authorized officer.

VERASTEM, INC.

Name:
Title:
Date:

COMMONWEALTH OF MASSACHUSETTS

County of

On this        day of May, 2012, before me, the undersigned notary public, personally appeared                                             , proved to me through satisfactory evidence of identification, which was                                               , to be the person whose name is signed on the preceding document, and acknowledged to me that he signed it voluntarily for its stated purpose.

[affix seal]

Notary Public

My commission expires:

Verastem Signature Page—Patent Assignment-S*Bio to Verastem

Schedule A

Assignment of Patents and Patent Applications

1.             Patents and patent applications titled: [**]

Priority Information	[**]
PCT Application Number	[**]
PCT Filing Date	[**]

[**]
Jurisdiction	Application No.	Filing Date or National phase entry date (dd/mm/yyyy)	Patent No. (if any)	Grant date (if applicable) (dd/mm/yyyy)
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

List of Patents—Patent Assignment-S*Bio to Verastem

A-1

2.             Patents and patent applications titled: [**]

Priority Information	[**]
PCT Application Number	[**]
PCT Filing Date	[**]

[**]
Jurisdiction	Application No.	Filing Date or National phase entry date (dd/mm/yyyy)	Patent No. (if any)	Grant date (if applicable) (dd/mm/yyyy)
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]
[**]	[**]	[**]	[**]	[**]

List of Patents—Patent Assignment-S*Bio to Verastem

A-2

EXHIBIT B

[**] STRUCTURE

[**]

[**]

B-1

EXHIBIT C

[**] and [**] Patents

[**]

Chemical Name   : [**]

[**]
Jurisdiction	Application No.	Patent No. (if any)
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

C-1

EXHIBIT D

SELLER’S KNOWLEDGE REPRESENTATIVES

[**]

[**]

[**]

D-1

EXHIBIT E

BUYER’S KNOWLEDGE REPRESENTATIVES

[**]

[**]

E-1